EXHIBIT 99.1

SPRIZA CLOSES FINANCING

EL SEGUNDO, CA – September 28, 2015 Spriza, Inc. (“Spriza” or the “Company”) (OTCBB: SPRZ) (www.spriza.com), announces that on September 23, 2015 the Company closed a non-brokered private placement  of 590,859,911 common shares, for total proceeds of US$59,087. The common shares will be issued with a restrictive legend to satisfy all hold periods required by all applicable securities rules and regulations.

The funds will be used for general working capital purposes

Spriza encourages the public to review Spriza’s website and its public filings posted on its website at www.Spriza.com, www.sedar.com or at www.sec.gov, which contain information about Spriza that has been prepared by Spriza.

Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements, including, but not limited to, the implementation of our business plan and any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and the company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although management believes that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the company’s annual report on Form 10-K for the most recent fiscal year,  quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

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For more information, contact:

Internal Communications 650-204-7903
info@spriza.com                 www.spriza.com/investors